Exhibit 10.1
BROADVIEW NETWORKS HOLDINGS, INC.
MANAGEMENT INCENTIVE PLAN
     1. Purpose.
     The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding key employees, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of such stockholders. The Plan authorizes the award of stock-based incentives to Participants to encourage such persons to expend their maximum efforts in the creation of stockholder value.
     2. Definitions.
     For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.
          (b) “Award” means any Option or Restricted Stock granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) acts of personal dishonesty, gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Company or its Affiliates; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.
          (e) “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Investors; or (ii) any person or group, other than the Investors, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of the Company’s Class A or Class B Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) and pursuant to which Investors cease to control the Board.

          (f) “Class B Common Stock” means the non-voting Class B Common Stock of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (h) “Committee” means the Board or a committee appointed by the Board consisting of two or more individuals.
          (i) “Company” means Broadview Networks Holdings, Inc., a Delaware corporation.
          (j) “Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of the Company’s common stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company.
          (k) “Effective Date” means [                    ].
          (l) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          (n) “Expiration Date” means the date upon which the term of an Option expires, as determined by the Committee on the date of grant, but in no event later than the tenth (10th) anniversary of the date of grant.
          (o) “Fair Market Value” means the fair market value per share of the applicable class of the Company’s stock, as determined by the Board in good faith; provided, that such fair market value shall not be diminished due to the non-voting feature of the stock.
          (p) “Fair Value Repurchase Price” means the repurchase price for any shares as to which the ability to repurchase at the Nominal Value Repurchase Price has lapsed as of the Termination Date, and shall equal the Fair Market Value of such shares, adjusted for any stock splits, stock dividends and other changes, on the date that the repurchase notice is delivered to the Participant pursuant to Section 5(d)(ii) below.
          (q) “Investor Preferred Stock” means the Series A, Series A-l, Series B and Series B-l Preferred Stock of the Company and or any other Series of Preferred Stock of the Company issued on a pari passu basis with the Series A, Series A-l, Series B or Series B-l Preferred Stock of the Company.

          (r) “Investors” means, collectively, the Preemptive Rights Stockholders (as defined in the Shareholders’ Agreement) and their respective Affiliates.
          (s) “Lapse Date” means the vesting dates specified by the Committee at the time of grant, prior to which shares of Restricted Stock granted pursuant to the Plan will be repurchased at the Nominal Repurchase Price upon a termination of a Participant’s employment; provided, that all shares of Restricted Stock will vest if a Participant’s employment is terminated by the Company without Cause following a Change in Control.
          (t) “Lock-Up Period” means the period prior to the one hundred eightieth (180th) day following a Qualifying IPO.
          (u) “Nominal Value Repurchase Price” means $1.00.
          (v) “Option” means a conditional right, granted to a Participant under Section 6 hereof, to purchase Option Stock at a specified price and at a specified time.
          (w) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.
          (x) “Option Repurchase Period” means, with respect to each Participant, the period commencing on the Termination Date and ending on the earliest to occur of (i) the effective date of a Qualifying IPO, (ii) a Change in Control, or (iii) a specific date specified by the Committee on the date of grant.
          (y) “Option Repurchase Price” means, with respect to any outstanding Option as of any date, an amount equal to the aggregate Fair Market Value (determined as of such date) of shares of the Series C Preferred Stock and the Class B Common Stock underlying the Option minus the aggregate exercise price relating to such shares.
          (z) “Option Repurchase Right” shall have the meaning ascribed to such term in Section 6(g)(i) herein.
          (aa) “Option Stock” means the Series C Preferred Stock and Class B Common Stock of the Company underlying an Option.
          (bb) “Outside Offer” shall have the meaning ascribed to such term in Section 7(c) below.
          (cc) “Participant” means each key employee of the Company who has received and executed either an Option Agreement or a Restricted Stock Agreement from the Committee.
          (dd) “Person” means any natural person, company, government, or political subdivision, agency, or instrumentality of a government.
          (ee) “Plan” means this Broadview Networks Holdings, Inc. Management Incentive Plan.

          (ff) “Prospective Purchaser” means the prospective record owner or owners of the shares of Option Stock and/or Restricted Stock which are the subject of the Outside Offer and all other Persons proposed to have a beneficial interest in such Option Stock and/or Restricted Stock.
          (gg) “Qualifying IPO” means the issuance or sale of shares of Class A or Class B Common Stock which occurs in an underwritten public offering registered under the Securities Act and provides net proceeds to the Company of not less than $50,000,000.
          (hh) “Repurchase Period” means the period of twenty-four (24) months following a Termination Date.
          (ii) “Repurchase Right” means, during the Repurchase Period, the right of the Company, or, at the discretion of the Company, the Investors, to repurchase all or any portion of the shares of Restricted Stock or Option Stock granted under the Plan and held by a Participant.
          (jj) “Restricted Stock” means restricted shares of Series C Preferred Stock and Class B Common Stock of the Company granted to a Participant under Section 5 hereof that are subject to the Repurchase Right.
          (kk) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.
          (ll) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          (mm) “Selling Stockholder” shall have the meaning ascribed to such term in Section 7(c) below.
          (nn) “Series C Preferred Stock” means the Series C Preferred Stock of the Company.
          (oo) “Shareholders’ Agreement” means the Company’s Amended and Restated Shareholders’ Agreement.
          (pp) “Termination Date” means the date upon which a Participant’s employment with the Employer is terminated for any reason.
     3. Administration.
          (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select key employees to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Series C Preferred Stock and Class B Common Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Participants and beneficiaries of Participants.
          (b) Delegation. The Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan.
          (c) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.
     4. Shares Available Under the Plan.
          (a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of stock reserved and available for delivery in connection with Awards under the Plan shall be 52,332 shares of Series C Preferred Stock and 1,308,297 shares of non-voting Class B Common Stock.
          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Series C Preferred Stock and Class B Common Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares of Series C Preferred Stock and Class B Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the stock is listed or the Nasdaq National Market System, if applicable.

     5. Restricted Stock.
          (a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in this Section 5, except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock. Unless otherwise determined by the Committee with respect to each Award of Restricted Stock, for each share of restricted Series C Preferred Stock granted to a Participant under the Plan, such Participant will also be granted 25 shares of restricted Class B Common Stock. Notwithstanding anything herein to the contrary, no Restricted Stock may be granted hereunder following a Qualifying IPO.
          (b) Book Entry; Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. Unless otherwise determined by the Committee, in its sole discretion, the Restricted Stock shall be held in book entry form rather than delivered to the Participant through the expiration of the Lock-Up Period. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
          (c) Dividends. A Participant shall not have the right to receive any cash dividends or stock dividends with respect to the Restricted Stock; provided, however, that the Committee may, at its sole discretion, provide that cash dividends and stock dividends with respect to the Restricted Stock, if any, may be either currently paid to the Participant or withheld by the Company for the Participant’s account. A Participant’s Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
          (d) Repurchase Right.
          (i) In the event that a Participant’s Termination Date occurs prior to any applicable Lapse Date set forth in the applicable Restricted Stock Agreement, the Company shall automatically repurchase all shares of Restricted Stock as to which the applicable Lapse Date has not occurred for an aggregate amount equal to the Nominal Value Repurchase Price.
          (ii) In the event that a Participant’s Termination Date occurs on or after any applicable Lapse Date set forth in the applicable Restricted Stock Agreement, the Company may (but is not required to), during the Repurchase Period, repurchase all or any portion of the shares of Restricted Stock as to which the applicable Lapse Date has occurred at a per share price equal to the Fair Value Repurchase Price; provided, however, that in the event that a Participant’s employment is terminated by the Company for Cause, the repurchase price for each such share of Restricted Stock shall be fifty percent (50%) of the Fair Value Repurchase Price. The Repurchase Right may be exercised by the Company at any time during the Repurchase Period by written notice indicating to the Participant or Participant’s representative or executor (1) the Restricted Stock to be repurchased, and (2) the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. Upon delivery of such notice and by delivery of a check in the amount of the purchase price for the shares of the Restricted Stock being purchased, paid in a lump sum, the Company shall become the legal and beneficial owner of the shares of Restricted Stock being purchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of shares of Restricted Stock being purchased by the Company, without further action by the Participant.
          (iii) Notwithstanding anything herein to the contrary, the Repurchase Right shall terminate upon the closing of a Qualifying IPO.
          (iv) The Company shall be permitted to assign the Repurchase Right to any Person at any time.
          (e) The provisions of this Section 5 shall be deemed to be in addition to, and not in lieu of, the provisions of the Shareholders’ Agreement; provided, however, that with respect to shares of Series C Preferred Stock and Class B Common Stock acquired by such Participant pursuant to Restricted Stock grant hereunder, in the event of any inconsistency between the terms of this Section 5 and the Shareholders’ Agreement, the terms of this Section 5 shall govern and control.
     6. Options.
          (a) General. Options may be granted to a key employee of the Company in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical. Options under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code. Unless otherwise determined by the Committee, for each Option to purchase a share of Series C Preferred Stock granted to a Participant under the Plan, such Participant will also be granted an Option to purchase 25 shares of Class B Common Stock. Notwithstanding anything herein to the contrary, no Options may be granted hereunder following a Qualifying IPO.
          (b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.
          (c) Exercise Price. The exercise price per share of Option Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of such stock on the date of grant.

          (d) Payment for Stock. Payment for shares of Option Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Option Stock underlying the Options so exercised reduced by the number of shares of Option Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; or (iii) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available on or following the IPO Date.
          (e) Vesting and Exercise. Options shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason. Notwithstanding anything herein to the contrary, in the event that a Participant’s employment is terminated by the Company without Cause following a Change in Control, all Options shall become fully vested.
          (i) Vested Options shall be automatically exercised by a Participant on the earliest to occur of: (i) a Change in Control, (ii) a specific date identified by the Committee on the date of grant, and (iii) in the event that a Participant’s employment is terminated by the Company without Cause following a Change in Control, the Termination Date. Upon the exercise date, the Company shall deliver to the Participant a number of shares of Series C Preferred Stock and Class B Common Stock with an aggregate Fair Market Value equal to the product of (x) the number of vested shares of Option Stock subject to the Participant’s Option, and (y) the difference between the Fair Market Value of the Option Stock and the per share exercise price of the Option (but only where the Fair Market Value exceeds the strike price of the Option). In the event that the strike price is greater than or equal to the Fair Market Value of the Option Stock on the exercise date, all such Options shall terminate and the Participant shall have no rights pursuant to such Option.
          (ii) To the extent that the Committee determines that Section 409A of the Code would permit the Options to be exercised at a different time without a penalty pursuant to Section 409A of the Code payable by the Participant, the Committee, in its sole discretion, may amend the period during which the Option will be exercised.
          (f) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement, if prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason, (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date of such termination, and (iii) any vested Options shall remain exercisable in accordance with their terms.
          (g) Option Repurchase Right.
          (i) During the Option Repurchase Period, the Company shall have the right (but shall not be obligated) to repurchase any unexercised Option granted hereunder at a price equal to the Option Repurchase Price (the “Option Repurchase Right”); provided, however, that in the event that a Participant’s employment is terminated by the Company for Cause, the repurchase price for each such Option shall be fifty percent (50%) of the Option Repurchase Price. The Option Repurchase Right shall be exercisable upon written notice to a Participant indicating the Option to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The Option Repurchase Price will be paid in a lump-sum at the time of repurchase. Notwithstanding the forgoing, (i) the Option Repurchase Right shall only apply to the extent that a repurchase of an unexercised Option will not result in a penalty pursuant to Section 409A of the Code payable by the Participant, and (ii) the Option Repurchase Right shall terminate upon the earlier to occur of (a) the closing of a Qualifying IPO, or (b) a Change in Control.
          (ii) During the Repurchase Period and for the twenty-four (24) month period immediately following any exercise of an Option that occurs after the Termination Date, the Company may (but shall not be obligated to) repurchase all or any portion of the shares of the shares of Option Stock acquired by a Participant upon the exercise of an Option pursuant to this Plan at a per share price equal to the Fair Value Repurchase Price. The Repurchase Right may be exercised by the Company by written notice to the Participant or Participant’s representative or executor at any time during the Repurchase Period and, at the Company’s option, by delivery to the Participant or Participant’s representative or executor of a check in the amount of the purchase price for the shares of Option Stock being purchased, paid in a lump sum. Upon delivery of such notice and payment of the purchase price, the Company shall become the legal and beneficial owner of the shares of the Option Stock being purchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of shares of Option Stock being purchased by the Company, without further action by the Participant. Notwithstanding anything herein to the contrary, the Repurchase Right shall terminate upon the closing of a Qualifying IPO.
          (iii) The Company shall be permitted to assign the Option Repurchase Right to any Person.
          (h) The provisions of this Section 6 shall be deemed to be in addition to, and not in lieu of, the provisions of the Shareholders’ Agreement; provided, however, that with respect to shares of the Option Stock acquired by such Participant pursuant to an Option grant hereunder, in the event of any inconsistency between the terms of this Section 6 and the Shareholders’ Agreement, the terms of this Section 6 shall govern and control.

     7. Restrictions on Stock.
          (a) Prohibition on Transfers. Except as otherwise approved by the Committee, or pursuant to this subsection (a) or subsection (b) below, shares of Series C Preferred Stock and Class B Common Stock acquired by a Participant pursuant to the vesting and/or exercise of any Award granted hereunder may not be sold, transferred or otherwise disposed of prior to the expiration of the Lock-Up Period. If requested by the underwriters managing any Qualifying IPO, each Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Series C Preferred Stock and/or Class B Common Stock subject to the foregoing restriction until the end of such period. Notwithstanding anything herein to the contrary, shares of Series C Preferred Stock and Class B Common Stock acquired pursuant to an Award under this Plan and any Options granted pursuant to the Plan may be transferred (i) to or for the benefit of any spouse, child or grandchild of the Participant, or (ii) to a trust or partnership for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of the Plan, the applicable award agreement, and the Shareholders’ Agreement as though no such transfer had taken place, and that (y) the Participant has complied with all applicable law in connection with such transfer.
          (b) Drag-Along Rights.
          (i) If the Investors are proposing to sell to one or more third parties fifty percent (50%) or more of the equity ownership in the Company beneficially owned by them on any date of determination, the Investors shall have the right to require each Participant to sell, in accordance with the immediately following sentence hereof, all or a portion of such Participant’s equity interest received in connection with an Award granted hereunder; including the Option Stock and the Restricted Stock (but excluding any Option Stock underlying an unvested Option), in such sale. In the event that the Investors require the Participants to sell all or a portion of their equity interest received in connection with an Award granted hereunder pursuant to this Section 7(b) such Participants shall be required to include in such sale an amount of Restricted Stock and/or Option Stock equal to the aggregate number of shares of Restricted Stock and/or Option Stock owned by such Participant as of the date of the proposed sale multiplied by a fraction, the numerator of which shall be the number of Company securities that the Investors are proposing to sell in such sale, and the denominator of which is the aggregate Company securities owned by the Investors, in each case, as of the date of the proposed sale. A Participant required to sell any shares of Restricted Stock and/or Option Stock pursuant to this Section 7(b), shall be entitled to receive the same per share consideration as received by the Investors for a comparable equity security of the Company in such transaction, or, if no comparable securities are sold in such transaction by the Investors, the Fair Market Value of such securities (less, in the case of options, warrants or other convertible securities, the exercise or purchase price thereof); provided, however, that if the equity securities of the Company required to be sold by the Participant include Series C Preferred Stock, such per share price shall be calculated assuming conversion of all Series C Preferred Stock and after giving effect to any applicable liquidation preference and other applicable conversion rights to all holders of such Series C Preferred Stock.

The purchase price paid for any shares of stock sold pursuant to this Section 7(b) shall be payable in the same form of consideration as received by the Investors, or in the discretion of the Committee, such other consideration as the Committee deems equitably appropriate.
          (ii) To exercise the rights granted under this Section 7(b), the Investors shall give each Participant a written notice, not less than fifteen (15) days prior to the proposed sale, containing (i) the name and address of the proposed transferee(s) and (ii) the proposed purchase price with respect to the shares of Restricted Stock and/or Option Stock, terms of payment and other material terms and conditions of the offer of the proposed transferee(s), including the expected closing date of the sale. Each Participant shall thereafter be obligated to sell his or her shares of Restricted Stock and/or Option Stock to the proposed transferee(s), in accordance with Section 7(b)(i) above.
          (iii) Notwithstanding anything contained in this Section 7(b), in the event that all or a portion of the purchase price for the shares of Restricted Stock and/or Option Stock being purchased consists of securities and the sale of such securities to any Participant would, by virtue of the fact that such Participant is not an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Investors, any one or more of such Participants may receive, in lieu of such securities, the Fair Market Value of such securities in cash.
          (c) Right of First Refusal.
          (i) Except for transfers (a) to or for the benefit of any spouse, child or grandchild of the Participant, or (b) to a trust or partnership for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution, if any Participant (the “Selling Stockholder”) shall at any time desire to transfer all or any part of his or her Option Stock and/or Restricted Stock, as permitted under the terms of this Plan and the Shareholders’ Agreement, such Selling Stockholder shall first obtain a bona fide written offer which such Selling Stockholder desires to accept (the “Outside Offer”) to purchase all or any portion of such Selling Stockholder’s Option Stock and/or Restricted Stock for a fixed cash price payable in full at the closing of such transaction. The Outside Offer shall set forth its date, the proposed purchase price, the number of shares of Option Stock and/or Restricted Stock that are proposed to be purchased and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Prospective Purchaser. The Selling Stockholder shall transmit a copy of the Outside Offer to the Company within thirty (30) days after the Selling Stockholder’s receipt of the Outside Offer.
          (ii) As a result of the foregoing transmittal of the Outside Offer, the Selling Stockholder shall be deemed to have offered in writing to sell all, but not less than all, of such Selling Stockholder’s Option Stock and/or Restricted Stock to the Company that are proposed to be purchased in the Outside Offer at the price and upon the terms set forth in the Outside Offer. For a period of thirty (30) days after such deemed offer by the Selling Stockholder to the Company, the Company shall have the option, exercisable by written notice to the Selling Stockholder, to irrevocably accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling Stockholder’s Option Stock and/or Restricted Stock.
          (iii) If, at the end of the option period described in subsection 7(c)(ii) hereof, the Company has not exercised its option to purchase all of the Selling Stockholder’s Option Stock and/or Restricted Stock that are proposed to be purchased in the Outside Offer, the Selling Stockholder shall be free for a period of thirty (30) days thereafter to transfer up to the number of shares of Option Stock and/or Restricted Stock that are proposed to be purchased in the Outside Offer to the Prospective Purchaser at the price and upon the terms and conditions set forth in the Outside Offer. If such Shares are not so transferred within the aforementioned thirty (30) day period, the Selling Stockholder shall not be permitted to sell such Option Stock and/or Restricted Stock without again complying with this Section 7(c).
          (iv) The right set forth in this Section 7(c) shall terminate immediately prior to the closing of a Qualifying IPO.
          (v) The Company shall be permitted to assign the Right of First Refusal to any Person.
          (d) Shareholders’ Agreement. Each Participant who receives Option Stock or Restricted Stock pursuant to the Plan agrees to be bound by the terms and conditions contained in the Shareholders’ Agreement prior to the receipt of such stock.
     8. Adjustment for Recapitalization, Merger, etc.
          (a) Capitalization Adjustments. The aggregate number of shares of Restricted Stock and/or Option Stock covered by an Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of stock or other consideration subject to the award (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any shares of Restricted Stock or Option Stock (including any Corporate Event); or (ii) in the event of any change in applicable laws or any change in circumstances that results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.
          (b) Corporate Events.
          (i) Notwithstanding the foregoing, except as may otherwise be provided in a Restricted Stock Agreement, in the event of a Corporate Event, in lieu of providing the adjustment set forth above, the Committee may, in its discretion, cancel any or all unvested shares of Restricted Stock as of the consummation of such Corporate Event, and provide that holders of Restricted Stock so cancelled will receive a payment in respect of cancellation of their Restricted Stock based on the amount of the per share consideration being paid for the stock in connection with such Corporate Event. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of Restricted Stock to receive property, cash or securities as received by holders of Investor Preferred Stock or such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Series C Preferred Stock and Class B Common Stock covered by the Restricted Stock award at such time.
          (ii) Notwithstanding the foregoing, except as may otherwise be provided in an Option Agreement, in the event of a Corporate Event, in lieu of providing the adjustment set forth above, the Committee may, in its discretion, cancel any or all vested and/or unvested Options as of the consummation of such Corporate Event, and provide that holders of Options so cancelled will receive a payment in respect of cancellation of their Options based on the amount of the per share consideration being paid for the Option Stock in connection with such Corporate Event, less the applicable exercise price; provided, however, that holders of Options shall only be entitled to consideration in respect of cancellation of such Options if the per share consideration less the applicable exercise price is greater than zero. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Option to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Option Stock covered by the Option at such time. Notwithstanding the foregoing, no such cancellation and cash-out payment shall be permitted if such payment would cause the Options to fail to satisfy section 409A of the Code.
          (c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.
     9. Use of Proceeds.
     The proceeds received from the sale of Series C Preferred Stock and/or Class B Common Stock pursuant to the Plan shall be used for general corporate purposes.
     10. Rights and Privileges as a Stockholder.
     Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Series C Preferred Stock and/or Class B Common Stock which are subject to Awards hereunder until such shares have been issued to that person.
     11. Employment or Service Rights.
     No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
     12. Compliance With Laws.
     The obligation of the Company to deliver Series C Preferred Stock and/or Class B Common Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Series C Preferred Stock and/or Class B Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Series C Preferred Stock and/or Class B Common Stock to be offered or sold under the Plan or any shares of Series C Preferred Stock and/or Class B Common Stock issued upon exercise or settlement of Awards. If the shares of Series C Preferred Stock and/or Class B Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Series C Preferred Stock and/or Class B Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     13. 83(b) Elections /Withholding Obligations.
          (a) Options. As a condition to the exercise of any Option, the Committee may require that a Participant satisfy, through a cash payment by the Participant, or, in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such exercise. The Committee, in its discretion, may permit shares of Series C Preferred Stock and/or Class B Common Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the exercise date of the Option; provided, however, that the aggregate Fair Market Value of the number of shares of Series C Preferred Stock and/or Class B Common Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Option. Notwithstanding anything herein to the contrary, in the event that Options are exercised upon a Change in Control in which the Participants do not obtain liquidity to pay withholding taxes, the Company shall withhold a number of shares of Series C Preferred Stock and/or Class B Common Stock with an aggregate Fair Market Value equal to the withholding obligation, and will pay the cash withholding on behalf of the Participant.
          (b) Restricted Stock. Each Participant who receives a Restricted Stock grant shall make an election under Section 83(b) of the Code with respect the such grant within thirty

(30) days following the date of grant. On the date of grant, Participant shall satisfy, through a cash payment by the Participant, or, in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such the Participant’s election under Section 83(b). The Committee, in its discretion, may permit shares of Series C Preferred Stock and/or Class B Common Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the date of grant; provided, however, that the aggregate Fair Market Value of the number of shares of Series C Preferred Stock and/or Class B Common Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Restricted Stock.
     14. Amendment of the Plan or Awards.
          (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that, at any time that any class of the Company’s securities is listed on any national securities exchange or the NASDAQ National Market System, without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of such exchange on or market system, as applicable.
          (b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.
          (c) Amendment of Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.
     15. Termination or Suspension of the Plan.
     The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     16. Effective Date of the Plan.
     The Plan is effective as of the Effective Date.
     17. Miscellaneous.
          (a) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 17(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
          (b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
          (c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
          (d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.
          (e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.
          (g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
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